Exhibit T3A-61

**ROSS MILLER**
**Secretary of State**
**204 North Carson Street, Suite 1**
**Carson City, Nevada 89701-4520**
**(775) 684-5708**
**Website: www.nvsos.gov**

*091201*

| Filed in the office of | Document Number 20140581325-31 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 08/12/2014 1:40 PM |
| | Entity Number E0389652014-5 |

# Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

Lersh LLC (E0389652014-5)

2. The company is managed by: [X] Managers OR [ ] Members (check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

Articles 1: Name
The name of the Limited Liability Company shall be changed to:

Tahoe Hydroponics Company LLC

4. Effective date and time of filing: (optional) Date: August 12, 2014 Time: 11:59 PM
(must not be later than 90 days after the certificate is filed)

5. Signature (must be signed by at least one manager or by a managing member):

X ______________________
Signature

* 1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited," or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."

2) If adding managers, provide names and addresses.

**FILING FEE: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*